UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 20, 2018, Opiant Pharmaceuticals, Inc., a Delaware corporation ("Opiant") filed a current report on Form 8-K (the "Original 8-K") reporting the entry into a material definitive agreement under Item 1.01 (the "Agreement"). This Amendment No. 1 on Form 8-K/A amends and restates Item 9.01 of the prior disclosure to reflect that Opiant withdrew its confidential treatment request with respect to certain of the previously omitted portions of the Agreement and is hereby filing this Amendment No. 1 to the Original 8-K to file the Agreement with the previously omitted portions with respect to which Opiant has withdrawn its confidential treatment request added. In addition, a revised Agreement has been included as Exhibit 10.86 to this Form 8-K/A to include the previously omitted portions of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.  Description

10.86**	Contract between the Company and Biomedical Advanced Research and Development Authority dated September 19, 2018.

** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: December 4, 2018        By:    /s/ David O'Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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